UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

This Current Report on Form 8-K/A is intended by the Federal Home Loan Bank of Chicago (the "Bank") to amend the Current Report on Form 8-K of November 7, 2006, in order to add information about the Committees of the Bank's Board of Directors (the "Board") on which directors Roger L. Lehmann, E. David Locke, James F. McKenna and Steven F. Rosenbaum (the "New Directors") will serve in 2007.

On January 17, 2007, the Board finalized 2007 Board committee memberships, including appointments for the New Directors as follows:

Roger L. Lehmann will serve on the Board's Technology Committee, Personnel & Compensation Committee, of which he is Chairman, and Executive & Governance Committee, of which he is an alternate member.

E. David Locke will serve on the Board's Risk Management Committee and Affordable Housing Committee.

James F. McKenna will serve on the Board's Audit Committee, of which he is Vice Chairman, Personnel & Compensation Committee, of which he is Vice Chairman, and Executive & Governance Committee, of which he is Vice Chairman.

Steven F. Rosenbaum will serve on the Board's Audit Committee and Technology Committee.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: January 17, 2007	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary